COMPLIANCE SUPPORT SERVICES AMENDMENT
                                       TO
                               SERVICES AGREEMENT


This Amendment to the Services Agreement (the "Amendment") is made as January 3, 2005, by and between Kelmoore Strategic Trust, a Delaware business trust (the "Trust") and PFPC INC., a Massachusetts corporation ("PFPC").

                                   BACKGROUND

The Trust and PFPC are parties to a Services Agreement dated as of May 3, 1999, as amended to date (the "Agreement") relating to PFPC's provision of certain services to the Trust's investment portfolios listed on Exhibit A to the Agreement, as may be amended from time to time. The parties are amending the Agreement for PFPC to provide the compliance support services described herein to the Trust.

                                     TERMS

The parties hereby agree that:

1. PROVISION OF SERVICES; FEES. PFPC shall provide to the Trust the compliance support services ("Compliance Support Services") described on Appendix A, as such may be amended in writing from time to time by the parties; and, as compensation for such services, the Trust will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Trust and PFPC, and PFPC's out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to: overnight express charges; courier services; facsimile and other telecommunications charges; duplicating charges; travel costs; transmission expenses and all other miscellaneous expenses and fees incurred in connection with the Compliance Support Services.

2. COMPLIANCE SUPPORT SERVICES. Compliance Support Services are administrative in nature and are not, nor shall they be, construed as, legal advice to or the provision of legal services for or on behalf of the Trust or any other person. Compliance Support Services performed by PFPC will be at the request and direction of the Trust and its Chief Compliance Officer ("CCO"). PFPC disclaims liability to the Trust, and the Trust is solely responsible, for the selection, qualifications and performance of the Trust's CCO and the adequacy and effectiveness of the Trust's compliance program and infrastructure.

3. INDEMNITY. The Trust shall indemnify, defend and hold PFPC and its affiliates and their respective directors, trustees, officers, agents and employees harmless from all claims, suits, actions, damages, losses, and liabilities, including attorneys' fees and court costs, and all other out-of-pocket costs and expenses (collectively "Losses") arising directly or indirectly from the provision or performance of Compliance Support Services (including, without limitation, any Losses arising under the Federal Securities Laws, as that term is defined in Rule 38a-1 of the Investment Company Act of 1940); PROVIDED, HOWEVER, that the Trust shall not be obligated to indemnify PFPC for Losses to the extent caused by PFPC's failure to perform Compliance

Support Services in accordance with the standard of care set forth in the Agreement.

4. MISCELLANEOUS.

(a) As hereby amended, the Agreement shall remain in full force and effect in accordance with its terms and conditions. In the event of a conflict between the terms of this Amendment and the Agreement, this Amendment shall control.

(b) The Agreement and this Amendment constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior communications with respect thereto.

(c) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers designated below on the date first written above.

KELMOORE STRATEGIC TRUST


By: /S/Shawn K. Young
   -------------------------
Name: Shawn K. Young
     -----------------------
Title: CFO
      ----------------------



PFPC INC.

By: /S/Neal J. Andrews
   -------------------
Name: Neal J. Andrews
     -----------------------
Title: Senior Vice President
      ----------------------


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


                                   APPENDIX A

                      COMPLIANCE SUPPORT SERVICES PACKAGE

          1. BASE COMPLIANCE SUPPORT SERVICES

------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                             FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

  Provision of compliance policies and procedures for each applicable PFPC line           Annual, with interim updates on a
  of business, summaries thereof, and a standard certification letter as to               reasonable as-needed basis.
  compliance with such policies and procedures.
------------------------------------------------------------------------------------------------------------------------------------

          2. COMPLIANCE POLICIES AND PROCEDURES SUPPORT

------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                             FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

  Assistance in preparing the Trust's CCO's annual written report to the Trust's          Annually
  board regarding operation OF the Trust's policies and procedures and those of its service providers.

------------------------------------------------------------------------------------------------------------------------------------

  Presentation OF various aspects of the compliance policies and procedures OF            Each quarterly board meeting
  PFPC's  lines OF business to the Trust's board and responses to related questions.

------------------------------------------------------------------------------------------------------------------------------------

  Maintain Trust specific Internet address ("Fund Library") to provide the Trust          Updates to Fund Library will be made on a
  and its officers with password protected access to Trust compliance policies            reasonable as needed basis to maintain
  and procedures, service provider compliance policies and procedures, key Trust          consistency with revisions made to the
  documents (agreements, By-Laws, prospectus and SAI), prior Board and Committee          documents by the Trust.
  minutes and regulatory updates.
------------------------------------------------------------------------------------------------------------------------------------

          3. CHIEF COMPLIANCE OFFICER SUPPORT

 -----------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION                                                                            FREQUENCY
 -----------------------------------------------------------------------------------------------------------------------------------
  Meetings with the Trust's CCO on regulatory issues and industry best practices,         As needed, meetings between the Trusts CCO
  including written regulatory updates.                                                   and PFPC at an agreed upon location

------------------------------------------------------------------------------------------------------------------------------------
  Semi-annual review (with the Trust's CCO) of PFPC's operations for the                  Semi-annually
  relevant periods as such operations relate to the Trust.
------------------------------------------------------------------------------------------------------------------------------------

               4. ADDITIONAL RULE 38A-1 SUPPORT SERVICES

------------------------------------------------------------------------------------------------------------------------------------
  DESCRIPTION                                                                             FREQUENCY
------------------------------------------------------------------------------------------------------------------------------------

  Preparation of PFPC's "report card," offering a self assessment of PFPC's               Semi-annually
  adherence to its own compliance policies and procedures as the Trust's service provider; and such other forms of customized reporting (e.g., statistical reporting on such matters as NAV accuracy) as may be agreed upon.
------------------------------------------------------------------------------------------------------------------------------------